EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 2015 relating to the consolidated financial statements which appears in Biotie Therapies Oyj’s prospectus dated June 10, 2015, filed pursuant to Rule 424(b) of the Securities Act, relating to the Registration Statement on Form F-1 (Registration No. 333-204147).

/s/ PricewaterhouseCoopers Oy

Helsinki, Finland

August 20, 2015

1